Exhibit 4.7

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.

December __, 2013

SYSOREX GLOBAL HOLDINGS CORP.

WARRANT TO PURCHASE COMMON STOCK

Void after December __, 2018

This certifies that, for value received Wellington Shields & Co., or its permitted transferees and assigns (the “Holder”) is entitled, subject to the terms set forth below, to purchase from Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), that number of shares of the common stock, $0.001 par value ("Common Stock"), of the Company (the “Warrant Shares”), as constituted on the date hereof (the “Warrant Issue Date”), equal to an aggregate of 3% of the shares of Common Stock sold by the Company in in its initial public offering of Common Stock (the "Offering") (including any shares issued pursuant to the Holder's over-allotment option under the terms of the Offering) upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below.  The number, character and Exercise Price of such shares of Common Stock subject to this Warrant to Purchase Common Stock (this “Warrant”) are subject to adjustment as provided below.  This Warrant is issued to the Holder in pursuant to the terms of an Underwriting Agreement between Holder and the Company and its subsidiaries thereof dated on or about the date of this Warrant.

1.

Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term (the “Term”) commencing 12 months following the Warrant Issue Date and ending at 5:00 p.m., Eastern Standard Time, on December __, 2018.

2.

Exercise Price.  The price at which this Warrant may be exercised shall be 125% of the offering price of the shares sold in the Offering, as adjusted from time to time pursuant to Sections 8 and 10 hereof (the “Exercise Price”).

3.

Exercise of Warrant.

(a)

Method of Exercise.  This Warrant is exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised either (i) by cash or check, or (ii) by net exercise pursuant to Section 3(b) below.  Promptly after such exercise, the Company shall issue and deliver to the Holder a certificate or certificates representing the number of shares of Common Stock issuable upon such exercise.  Upon issuances by the Company in accordance with the terms of this Warrant, all such shares of Common Stock shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and encumbrances with respect to the issuance thereof (except for any restrictions on sale imposed pursuant to federal or applicable state securities laws).  To the extent permitted by applicable law, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided herein, even if the Company's stock transfer books are at that time closed, and the Holder shall be treated for all purposes as the holder of record of the Warrant Shares to be issued upon such exercise as of the close of business on such date.  Upon any exercise of this Warrant for fewer than all Warrant Shares purchasable pursuant to the terms of this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants in substantially identical form for the remaining Warrant Shares.

(b)

Net Exercise.  If, at the date of calculation set forth below, the fair market value of one Warrant Share is greater than the Exercise Price per share set forth in Section 2 (as adjusted to the date of such calculation), then, in lieu of paying the Exercise Price by cash or check, Holder may elect to exercise all or a portion of the Warrant on a “net exercise” basis by so indicating in the Notice of Exercise delivered to the Company pursuant to Section 3(a) in which case the Company shall issue to Holder that number of Warrant Shares computed using the following formula:

X = Y (A-B)

Where:

X =

the number of Warrant Shares to be issued to Holder upon exercise;

Y =

the total number of Warrant Shares purchasable under the Warrant or, if Holder elects to exercise the Warrant in part, then the number of Warrant Shares as to which such Warrant is being exercised;

A =

the fair market value of one Warrant Share as determined by the Board of Directors of the Company in good faith in accordance with the terms of this Warrant;

B =

the Purchase Price per Warrant Share (as adjusted to the date of such calculation);

provided, however, that (i) in the event that the Warrant is exercised pursuant to this Section 3(b) at a time during which the Company is not a Public Company (as defined below), the fair market value per Warrant Share shall be based upon the fair market value of the Common Stock of the Company if sold as a going concern and without regard to any discount for the lack of liquidity or on the basis that the relevant securities do not constitute a majority or controlling interest in the Company; and (ii) in the event that the Warrant is exercised pursuant to this Section 3(b) while the Company is a Public Company, the fair market value per Warrant Share shall be the Market Price (as defined elsewhere herein) measured on the business day immediately prior to the date of exercise.  For purposes of this Warrant, the Company shall be a "Public Company" for so long it is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and its Common Stock is traded on a national securities exchange, including NASDAQ, the OTC Bulletin Board or on another trading market on which the Common Stock is quoted on a daily basis.  For purposes of this Warrant, "Fair Market Value" shall mean the fair market value per Warrant Share determined as set forth above.

(c)

No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional share shall be issued upon the exercise of this Warrant.  Any fractional shares shall be rounded to the nearest whole number.

(d)

Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement (without bond) reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4.

Rights of Shareholders.  Subject to Section 8 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

5.

Successors and Assigns.

(a)

This Warrant and the Warrant Shares may not be transferred or assigned in whole or in part for a period of 12 months from the effective date of the Company's Registration Statement in connection with the Offering unless to any officer or director of Holder or any general partner of Holder, any partner of Holder, any affiliate of Holder or a partner of an affiliate or any corporation, partnership, limited liability company or other entity or person controlling, controlled by, or under common control with Holder or to any underwriter or selected dealer participating in the Offering or any of their officers or directors, in each case in accordance with FINRA Conduct Rule 5110(g)(1). Holder shall not engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Warrant or the Warrant Shares for a period of 180 days from the date of the Registration Statement in connection with the Offering except as provided for in FINRA Rule 5110(g)(2).  Subject to any applicable transfer restrictions, the terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.  Should the Warrant be transferred in part such that the Warrant Shares are held by more than two transferees, the Company and the holders of a majority of the Warrant Shares can amend the terms of the Warrant for all warrant holders.

(b)

This Warrant and the Warrant Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.  TRANSFER OF THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER OR ASSIGNMENT.

6.

Reservation of Stock; Opinions.  The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant.  The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the applicable Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.  In connection with any exercise of this Warrant, the Company agrees to cause its counsel to render such customary legal opinions regarding the issuance and validity of the Warrant Shares and compliance with applicable securities laws as may be reasonably requested by Holder or as may be required by the Company's transfer agent or any broker of Holder.

7.

Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.   No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Notwithstanding the foregoing, any provision of this Warrant may be amended or waived by written consent of both the Holder and Company.

8.

Adjustments.  The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)

Reclassification, etc.  If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 8.

(b)

Split, Subdivision or Combination of Shares.  If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased and the number of securities issuable upon exercise proportionately increased in the case of a split or subdivision or the Exercise Price of such securities shall be proportionately increased and the number of securities issuable upon exercise proportionately decreased in the case of a combination.

(c)

Adjustments for Dividends in Stock or Other Securities or Property.  If, while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon the exercise of this Warrant, and without payment of any additional consideration thereof, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 8.  The Company agrees that so long as any portion of this Warrant remains outstanding, it shall not pay any cash dividends on any securities as to which purchase rights under this Warrant exist at the time without providing at least ten days prior written notice of the record date of such dividend.

(d)

Rounding.  All calculations under this Section 8 shall be made to the nearest share.

(e)

Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to Section 8 hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth:  (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

9.

No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of Section 8 and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

10.

Notices of Record Date.  In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right, as a class, to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right as a class, the Company shall notify Holder at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

11.

Governing Law.  This Warrant shall be governed by the internal laws of the State of Nevada applicable to contracts made between residents of the State of Nevada and without regard to any conflict of law principles.

12.

Notices.  All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this Section 12.

If to the Company:

Sysorex Global Holdings Corp.

3375 Scott Blvd., Suite 440

Santa Clara, CA 95054

Attention: Nadir Ali, CEO

with a copy to:

Davidoff Hutcher & Citron, LLP

605 Third Avenue

New York, New York 10158.

Attn: Elliot H. Lutzker, Esq.

If to the Holder:

Wellington Shields & Co. LLC

140 Broadway, 44th Floor

NY, NY 10005

Attn: Edward Cabrera, Head of Investment Banking and Syndicate Manager

with a copy to:

Akerman LLP

750 Ninth Street, N.W.

Suite 750

Washington, D.C. 20001

Attn: Ernest M. Stern, Esq.

12.

Captions.  The Section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

[Signature Page Follows]

IN WITNESS HEREOF, SYSOREX GLOBAL HOLDINGS CORP. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: December __, 2013

SYSOREX GLOBAL HOLDINGS CORP., a Nevada corporation

By:

Name: Nadir Ali

Title: CEO

NOTICE OF EXERCISE

(to be signed only on exercise of Warrant)

To:

Sysorex Global Holdings Corp.

(1)

The undersigned hereby irrevocably elects to purchase _________________* shares of common stock of SYSOREX GLOBAL HOLDINGS CORP. pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price for such shares in full; or

Exercise the attached Warrant with respect to _________________ shares of common stock of SYSOREX GLOBAL HOLDINGS CORP., pursuant to the net exercise provisions of Section 3(b) of the attached Warrant; (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of common stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of common stock except under circumstances that will not result in a violation of any federal securities laws, including without limitation the Securities Act of 1933, as amended, any state securities laws or any applicable securities laws of foreign jurisdictions, or any rules or regulations promulgated thereunder.

[NAME]

Date:	By:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

*   Insert here the number of shares as to which the Warrant is being exercised.